RESTATED CERTIFICATE OF TRUST

OF

FORUM ETF TRUST

Forum ETF Trust, a statutory trust organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the statutory trust is Forum ETF Trust (the “Trust”).  The date of filing of the original Certificate of Trust with the Secretary of State was June 15, 2011.

2. This Restated Certificate of Trust restates and integrates and further amends the Certificate of Trust of the Trust by replacing ARTICLE V thereof to read in its entirety as follows:

“The Trust Instrument relating to the Trust provides for the issuance of one or more series of shares of beneficial interest in the Trust which series are divisible into any number of classes representing interests in the assets belonging to that series.  Separate and distinct records shall be maintained by the Trust for each series and the assets associated solely with any such series shall be held and accounted for separately (directly or indirectly, including through a nominee or otherwise) from the assets of the Trust generally or of any other series.  As provided in the Trust Instrument, (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series or class shall be enforceable against the assets of such series or class only, and not against the assets of the Trust generally or assets belonging to any other series or class and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally shall be allocated and charged by the trustees of the Trust between or among any one or more series or classes in such manner as the trustees deem fair and equitable.”

3. The text of the Certificate of Trust, as amended or supplemented heretofore, is further amended hereby to read as herein set forth in full:

ARTICLE I

The name of the statutory trust formed hereby (the “Trust”) is:  Forum ETF Trust.

ARTICLE II

The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

ARTICLE III

The address of the registered office of the Trust in the State of Delaware is:

c/o The Corporation Trust Company

Corporation Trust Center, 1209 Orange Street

Wilmington, New Castle County, Delaware  19801.

ARTICLE IV

The address of the registered agent for service of process of the Trust in the State of Delaware is:

c/o The Corporation Trust Company

Corporation Trust Center, 1209 Orange Street

Wilmington, New Castle County, Delaware  19801.

The name of the registered agent at such address is:  The Corporation Trust Company.

ARTICLE V

The Trust Instrument relating to the Trust provides for the issuance of one or more series of shares of beneficial interest in the Trust which series are divisible into any number of classes representing interests in the assets belonging to that series.  Separate and distinct records shall be maintained by the Trust for each series and the assets associated solely with any such series shall be held and accounted for separately (directly or indirectly, including through a nominee or otherwise) from the assets of the Trust generally or of any other series.  As provided in the Trust Instrument, (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series or class shall be enforceable against the assets of such series or class only, and not against the assets of the Trust generally or assets belonging to any other series or class and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally shall be allocated and charged by the trustees of the Trust between or among any one or more series or classes in such manner as the trustees deem fair and equitable.

ARTICLE VI

This Certificate of Trust shall become effective upon filing with the Office of the Secretary of State of the State of Delaware.

4. This Restated Certificate of Trust was duly adopted by the sole Trustee of the Trust in accordance with § 3806(b)(3) of the Delaware Statutory Trust Act and the Trust Instrument of the Trust.

IN WITNESS WHEREOF, said Forum ETF Trust has caused this Certificate to be signed by John Y. Keffer, its sole trustee, this 25th day of July, 2012.

FORUM ETF TRUST

By:_/s/ John Y. Keffer_______________

        John Y. Keffer

        Trustee